Exh. 23-b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2/A of our report dated April 10, 2004 (except as to Note 19 as to which the date is August 5, 2004) with respect to the financial statements of Headliners Entertainment Group, Inc. and Subsidiaries for the years ended December 31, 2003 and 2002.


                                /s/ Rosenberg Rich Baker Berman & Company
                                -----------------------------------------
                                Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
February 23, 2006